As we continue to move forward in our efforts toward taking Hall of Fame Resort & Entertainment Company private, we want to remind you of our upcoming Shareholder Meeting on
September 24th at 10AM ET

If you hold shares, we strongly encourage you to take part by voting. The Board has recommended that shareholders vote FOR the proposal. In addition, two 3rd party independent proxy advisory firms are recommending shareholders vote with the Board's recommendation and FOR the proposal.

Your participation is an important step in helping us move this process forward.

TO VOTE, PLEASE CALL 844-202-7187